CONSENT OF INDEPENDENT AUDITORS




We consent to the inclusion in Post-Effective Amendment No. 11 to the Registration Statement of Franklin Value Investors Trust on Form N-1A (File No. 33-31326) of our report dated March 5, 1996, on our audit of the statement of assets and liabilities of the Franklin Value Fund, as of March 4, 1996.






                              /s/ COOPERS & LYBRAND L.L.P.





San Francisco, California
March 6, 1996